 Q1 2018 Investor Presentation       NASDAQ: FBNK

 Forward Looking Statements  Disclaimer & Forward-Looking StatementsStatements in this document and presented orally at the conference, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers and attendees are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.The Company’s capital strategy includes deployment of excess capital, the success of which efforts cannot be guaranteed.

 Who We Are  Assets: $3.1 billion Loans: $2.8 billion Deposits: $2.4 billionCapital: $277 millionBranches: 25Headquarters: Farmington, ConnecticutNASDAQ: FBNK  A Community Bank in central Connecticut and western Massachusetts which has consistently delivered strong organic loan growth with a focus on increasing earnings and building long-term shareholder value.  As of March 31, 2018

 Franchise Overview   25 full service branch offices2 lending centers    Farmington Bank, founded in 1851, a wholly owned subsidiary of First Connecticut Bancorp110 miles to Boston120 miles to New York City                                                      Boston  Hartford  Springfield  New Haven   Fairfield  Litchfield  Windham  Tolland        New York City  MASSACHUSETTS  CONNECTICUT  RHODE ISLAND

 Connecticut Marketplace  Focus on Fundamentals    Source: SNL 2018 data  Population - 29th largest in the US at 3.6 millionMedian Income - 7th highest at $76,633Bank & Thrift Deposits (2017 data) - 24th highest at $133.2 billionHouseholds - 1,373,068Median Age - 41

 Strategic Direction  Prudent controlled growth – Commercial focusDeposits – growing footprint with diversification in depositsBalance sheet management Asset sensitive balance sheetOperational efficiencyCapital managementAsset qualityBuilding shareholder value

 Q1 Highlights and Results  Efficiency ratio of 65.06%Core Return on Average Assets of 0.78%Core Return on Equity of 8.68%Dividend increase of $0.01Continued core deposit growth Tangible Book Value increased to $17.32Core noninterest expense to average assets of 2.10% Net interest income of $20.9 millionOrganic loan growth increased to $2.8 billion, an increase of $69 million

 Strong Capital Structure   Common shares outstanding: 15,984,932Market capitalization: $409 millionTangible book value per share: $17.32Repurchased 2,863,527 shares of FBNK stock (since IPO 6/29/11) at an average cost of $14.38  As of March 31, 2018 unless otherwise noted.

 Outstanding Credit Quality  Strong credit cultureRobust portfolio monitoring     2014  2015  2016  2017  Q1 2018  Nonperforming assets* / total assets  0.64%  0.56%  0.62%  0.52%  0.48%  Nonaccrual loans / total loans  0.72%  0.63%  0.69%  0.58%  0.46%  ALLL / total loans  0.89%  0.86%  0.85%  0.82%  0.80%  ALLL / nonaccrual loans  122.58%  135.44%  122.60%  142.15%  175.73%  Net charge-offs / average loans  0.10%  0.05%  0.04%  0.02%  0.04%                    * Excludes Restructured Loans

 Solid Loan Growth  $ millions  As of March 31, 2018 | *annualized     Growth Rate  10.4%  7.9%  7.8%  9.9%*  17.5%

 Diversified Loan Portfolio  As of March 31, 2018    Commercial 56%Residential 38%Consumer 6% 100%

 Commercial Loan Growth  $ millions | *annualized   Growth Rate  17.4%  17.9%  1.9%*  10.0%  8.1%  Highly experienced and credit trained lenders Middle market commercial lending focusCommunity based, relationship focused lenders with responsive, local decision making

 Investment CRE Concentration  Disciplined deal selection and underwritingStrong monitoring including semi-annual stress testingMinimal commercial construction exposure (12.8% of Investment CRE portfolio)*Strong portfolio credit metricsGeographic diversification within portfolio  $ millions | *Construction outstandings are included in the loan categories above | As of March 31, 2018

 Total Deposit Growth  $ millions As of March 31, 2018  Includes repurchased liabilities & excludes mortgagors escrow accounts | *annualized   Growth Rate  12.9%  14.0%  10.6%  13.8%  10.3%

 Diversified Deposit Base    As of March 31, 2018  Includes repurchased liabilities & excludes mortgagors escrow accounts  Favorable deposit mix of core deposits and municipal deposits

 ROA, ROE & EPS

 Controlled Expenses

 Efficiency Ratio

 Dividends

 Financial Highlights

 Financial Highlights

 Appendix  Supplemental Information

 Select Financial Data  Statement of Income 2014 – 1Q 2018   $ thousands

 Select Financial Data  Statement of Income Rolling Five Quarters   $ thousands

 Select Financial Data  Selected Annual Financial Data   $ millions

 Select Financial Data  Selected Annual Financial Data   $ thousands except share amounts

 Select Financial Data  Reconciliation of Non-GAAP Financial Measures  $ thousands

 Select Financial Data  Quarterly Net Interest Income and Core Revenue*  Annual Net Interest Income and Core Revenue*  $ millions  *Excludes prepayment penalty fees, net gain on sales of investments and Bank-owned life insurance proceeds.

 Select Financial Data  Annual Average Earning Assets and NIM  Quarterly Average Earning Assets and NIM  $ billions

 Asset Sensitivity  As of March 31, 2018

 Residential Loan Growth   $ millions

 Residential Portfolio Composition  Fixed  Variable  $ thousands

 Consumer Loan Growth   $ millions

 Asset Quality Metrics  Non-Performing Loans / Total Loans  Loan Loss Reserves / Non-Accrual Loans

 Asset Quality Metrics  Loan Loss Reserves / Total Loans  Net Charge-Offs / Average Net Loans  *annualized

 Deposit Market Share   Source: SNL Financial, deposit data as of 6/30/2017.Note: Market Share is for US Territories only and non-retail branches and credit unions are not included. Includes limited service branches.

 Consumer Checking Growth   $ thousands

 Business Checking Growth     $ thousands

 De Novo Branch Growth   Total Deposit Growth   Total Checking Balances   # Checking Accounts (Cons. & Bus.)  # Branch Growth  $ millions

 Leadership Team  Name  Title  Years in Industry  Prior Experience          John J. Patrick, Jr.  Chairman, President and Chief Executive Officer  38  TD Banknorth CT, President and CEO  Gregory A. White  Executive Vice President, Chief Financial Officer and Treasurer  31  Rockville Bank, Chief Financial Officer and Treasurer  Michael T. Schweighoffer  Executive Vice President, Chief Lending Officer  30  TD Banknorth, CT State President  Kenneth F. Burns  Executive Vice President, Director of Retail Banking & Marketing  29  Eagle Bank - EVP, Retail Banking & Marketing  Catherine M. Burns  Executive Vice President,Chief Risk Officer  37  TD Banknorth, Head of Community BankingCommercial Lending; Credit Manager

 Corporate Contacts  John J. Patrick, Jr. Chairman, President and Chief Executive OfficerGregory A. White Executive Vice President, Chief Financial OfficerInvestor Information:Jennifer H. Daukas Senior Vice President, Investor Relations Officer 860-284-6359 or jdaukas@farmingtonbankct.com